Exhibit 23.4



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to the Registration Statement of Procept, Inc. on Form S-4 (File No. 333-69821) of our report on Binary Therapeutics, Inc. dated December 18, 1998 appearing in the Joint Proxy Statement/Prospectus and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 8, 1999